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200 Clarendon Street 27th Floor Boston, MA 02116-5021 +1 617 728 7100 Main +1 617 426 6567 Fax www.dechert.com
CHRISTOPHER P. HARVEY christopher.harvey@dechert.com +1 617 728 7167 Direct +617 275 8390 Fax
200 Clarendon Street 27th Floor Boston, MA 02116-5021 +1 617 728 7100 Main +1 617 426 6567 Fax www.dechert.com
CHRISTOPHER P. HARVEY christopher.harvey@dechert.com +1 617 728 7167 Direct +617 275 8390 Fax

April 29, 2010

Sun Capital Advisers Trust
One Sun Life Executive Park
Wellesley Hills, Massachusetts 20481

Re:	Post-Effective Amendment No. 26 to

Sun Capital Advisers Trust’s

Registration Statement on Form N-1A

(File Nos. 333-59093; 811-08879)

Ladies and Gentlemen:

As counsel to Sun Capital Advisers Trust (the “Trust”), we have reviewed Post-Effective Amendment No. 26 to the Trust’s Registration Statement on Form N-1A (the “Amendment”) prepared by the Trust for electronic filing with the Securities and Exchange Commission.  We hereby represent, pursuant to Rule 485(b)(4) under the Securities Act of 1933, as amended (the “1933 Act”), that the Amendment does not in our view contain disclosure that would make it ineligible to become effective pursuant to Rule 485(b) under the 1933 Act.

We hereby consent to your filing this letter with the Securities and Exchange Commission together with the Amendment.  Except as provided in this paragraph, this letter may not be relied upon by, or filed with, any other parties or used for any other purpose.

Yours very truly,

DECHERT LLP

By: /s/ Christopher P. Harvey

Christopher P. Harvey

15650455.2.BUSINESS